As filed with the Securities and Exchange Commission on March 19, 2018.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDIWOUND LTD.
(Exact name of registrant as specified in its charter)

ISRAEL	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

42 Hayarkon Street
Yavne, 8122745 Israel

(Address of Principal Executive Offices) (Zip Code)

MediWound Ltd. 2014 Equity Incentive Plan
 (Full title of the plan)

 Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711

(Name and address of agent for service)

+1 (302) 738-6680
 (Telephone number, including area code, of agent for service)

Copy to: Joshua G. Kiernan Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710 1000	Dan Shamgar, Adv. David S. Glatt, Adv. Haim Gueta, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972 (3) 610-3100 Fax: +972 (3) 610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares, par value NIS 0.01	540,955	(2)	$4.33	(3)	$2,342,335.15	(3)	$291.62

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an additional 540,955 shares issuable under the MediWound Ltd. 2014 Equity Incentive Plan, as amended (the “2014 Plan”).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Ordinary Shares as reported on The Nasdaq Global Market on March 13, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 540,955 shares of the Registrant’s Ordinary Shares to be issued under the 2014 Plan, for which Registration Statements on Form S-8 of the Registrant relating to such employee benefit plan are effective.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registration Statements on Form S-8 (File Nos. 333-210375 and 333-195517).

Item 8.  Exhibits.
INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Articles of Association of the Registrant
4.2(2)	First Amendment to the Amended and Restated Articles of Association, effective as of June 12, 2014
4.3(3)	Memorandum of Association of the Registrant
5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1(4)	MediWound Ltd. 2014 Equity Incentive Plan

(1)          Filed as Exhibit 3.2 on March 14, 2014 pursuant to a registration statement on Form F-1 (File No. 333-193856) and incorporated by reference herein.

(2)          Filed as Exhibit 1.2 on February 12, 2015 pursuant to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2014 (File No. 001-36349) and incorporated by reference herein.

(3)          Filed as Exhibit 3.3 on March 3, 2014 pursuant to a registration statement on Form F-1 (File No. 333-193856) and incorporated by reference herein.

(4)          Filed as Exhibit 10.8 on March 3, 2014 pursuant to a registration statement on Form F-1 (File No. 333-193856) and incorporated by reference herein.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yavne, Israel, on March 19, 2018.

MEDIWOUND LTD.

By: /s/ Sharon Malka
Q2q	Name: Sharon Malka
Title: Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Gal Cohen or Sharon Malka, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date
/s/ Gal Cohen	President and Chief Executive Officer	March 19, 2018
Gal Cohen	(Principal Executive Officer)

/s/ Sharon Malka	Chief Financial and Operation Officer	March 19, 2018
Sharon Malka	(Principal Financial and Accounting Officer)

/s/ Stephen T. Wills	Chairman of the Board and Director	March 19, 2018
Stephen T. Wills

/s/ Ofer Gonen	Director	March 19, 2018
Ofer Gonen
/s/ Vickie R. Driver	Director	March 19, 2018
Vickie R. Driver

/s/ Nissim Mashiach	Director	March 19, 2018
Nissim Mashiach

/s/ Sharon Kochan	Director	March 19, 2018
Sharon Kochan

/s/ Assaf Segal	Director	March 19, 2018
Assaf Segal

PUGLISI & ASSOCIATES	Authorized Representative in the United States	March 19, 2018
By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director